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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


To the Board of Directors and Shareholders of Rocky Shoes & Boots, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-65052, 333-4434 and 333-67357 of Rocky Shoes & Boots, Inc. on Form S-8 of our report dated March 27, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Rocky Shoes & Boots, Inc., for the year ended December 31, 2000.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedules of Rocky Shoes & Boots, Inc., listed in Item 14. These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

Columbus, Ohio
March 30, 2001